Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities
Corporation (as Depositor under the Trust Agreement, dated as of April 1, 2004, providing for the issuance of Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2004-7) as
reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
1-A1
FA MA INVT
463,826,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

2-A1
Morgan Stanley
27,578,000
73%
One Pierrepont Plaza , Seventh Floor
Brooklyn, NY 11201

Wells Fargo Bank NA
10,000,000
27%
733 Marquette Avenue
Minneapolis, MN 55479

3-A1
The Bank of New York
30,000,000
58%
One Wall Street
New York, NY 10286

Citibank
21,993,000
42%
3800 Citibank Center B3-15
Tampa, FL 33610

AP
LHMNGV/LBI
2,107,507
100%
70 Hudson Street
Jersey City, NJ 07302

AX
LHMNGV/LBI
1,137,733
100%
70 Hudson Street
Jersey City, NJ 07302

PAX
LHMNGV/LBI
384,339
100%
70 Hudson Street
Jersey City, NJ 07302

B1
The Bank of New York
14,213,000
100%
One Wall Street
New York, NY 10286

B2
The Bank of New York
3,771,000
100%
One Wall Street
New York, NY 10286

B3
Mellon Trust
2,320,000
100%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

R
TFINN & Co
100
100%
C/O Chase Manhattan Bank
PO Box 50000, Dept 6583
Newark, NJ 07101